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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------


          DATE OF REPORT (Date of earliest event reported) JULY 6, 1998

                             C.P. CLARE CORPORATION
               (Exact name of Registrant as specified in charter)



         MASSACHUSETTS                   0-26092            04-2561471
---------------------------------   ----------------       ----------------
(State or other jurisdiction of     (Commission File      (I.R.S. Employer
incorporation or organization)       Number)              Identification No.)



               78 CHERRY HILL DRIVE, BEVERLY, MASSACHUSETTS 01915
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               (Address of principal executive offices) (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (978) 524-6700




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ITEM 5:   OTHER EVENTS

     On July 6, 1998, C.P. Clare Corporation (the "Company;) acquired Micronix Integrated Systems, Inc. ("Micronix"). The acquisition was structured as a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Micronix pursuant to an Agreement and Plan of Merger dated as of July 6, 1998. As consideration for the Merger, the stockholders of Micronix received
$15.8 million in cash.

     In connection with the acquisition, the Company entered into employment agreements and granted stock options to certain key employees who will remain employed by the surviving entity, Clare Micronix Integrated Systems, Inc. These key employees include Dennis Cocco, who will serve as President, and David Adams, who will serve as Executive Vice President.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                   C.P. CLARE CORPORATION
                                   ----------------------
                                   (Registrant)



Dated: July 16, 1998              By: /s/ Thomas B. Sager
                                      __________________________________________
                                      Thomas B. Sager
                                      Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION

2.5 Agreement and Plan of Merger by and among C.P. Clare Corporation, Clare Micronix Integrated Systems, Inc., Micronix Integrated Systems, Inc., Dennis Cocco and the Principal Stockholders of the Company (as such term is defined therein) dated as of July 6, 1998.

10.71 Employment Agreement between the Company and Dennis Cocco dated July 6, 1998.

10.72 Non-Competition Agreement between the Company and Dennis Cocco dated July 6, 1998.

10.73 C.P. Clare Non-Qualified Stock Option Plan, pursuant to which options were granted to Dennis Cocco, dated
                         July 6, 1998.

10.74                    Employment Agreement between the Company and
                         Dave Adams dated July 6, 1998.

10.75 Non-Competition Agreement between the Company and Dave Adams dated July 6, 1998.